Registration No. ___________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             -----------------------
                                    FORM S-8
                             Registration Statement
                                      Under
                           The Securities Act of 1933
                             -----------------------
                                 URBANA.CA, INC.
             (Exact Name of Registrant as Specified in Its Charter)
                                     Nevada
         (State or Other Jurisdiction of Incorporation or Organization)
                                   88-0393257
                      (I.R.S. Employer Identification No.)

                        750 West Pender Street, Suite 804
                       Vancouver, British Columbia V6C 2T8
                    (Address of Principal Executive Offices)
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

 CONSULTING AGREEMENT DATED AS OF NOVEMBER 14, 2001 BETWEEN URBANA.CA, INC. AND BRIAN FAULKNER
 CONSULTING AGREEMENT DATED AS OF NOVEMBER 26, 2001 BETWEEN URBANA.CA, INC. AND STEVEN GRAY
 CONSULTING AGREEMENT DATED AS OF NOVEMBER 26, 2001 BETWEEN URBANA.CA, INC. AND LYNN COVERDALE
 CONSULTING AGREEMENT DATED AS OF NOVEMBER 26, 2001 BETWEEN URBANA.CA, INC. AND KIM KIMATRAI
 CONSULTING AGREEMENT DATED AS OF NOVEMBER 26, 2001 BETWEEN URBANA.CA, INC. AND MIKE PELLETIER
 CONSULTING AGREEMENT DATED AS OF NOVEMBER 26, 2001 BETWEEN URBANA.CA, INC. AND GREG HARROLD
 CONSULTING AGREEMENT DATED AS OF NOVEMBER 26, 2001 BETWEEN URBANA.CA, INC. AND ED DEAN
 CONSULTING AGREEMENT DATED AS OF NOVEMBER 26, 2001 BETWEEN URBANA.CA, INC. AND CHRIS FORSYTH
 CONSULTING AGREEMENT DATED AS OF NOVEMBER 26, 2001 BETWEEN URBANA.CA, INC. AND KEN RASTIN
 CONSULTING AGREEMENT DATED AS OF NOVEMBER 26, 2001 BETWEEN URBANA.CA, INC. AND DARCY DAVIS
 CONSULTING AGREEMENT DATED AS OF NOVEMBER 26, 2001 BETWEEN URBANA.CA, INC. AND MARTIN PARREST
                            (Full Title of the Plan)
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                                 DAVID M. GROVES
                        750 WEST PENDER STREET, SUITE 804
                       VANCOUVER, BRITISH COLUMBIA V6C 2T8
                     (Name and Address of Agent For Service)

                                 (604) 682-8445
          (Telephone Number, Including Area Code, of Agent for Service)

                                    COPY TO:
                             Clayton E. Parker, Esq.
                               Troy J. Rillo, Esq.
                           Kirkpatrick & Lockhart LLP
                    201 South Biscayne Boulevard, Suite 2000
                              Miami, Florida 33131

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                         CALCULATION OF REGISTRATION FEE
                         -------------------------------

============================================================================================================
                                          PROPOSED MAXIMUM     PROPOSED MAXIUMUM
TITLE OF SECURITIES         AMOUNT         OFFERING PRICE      AGGREGATE OFFERING        AMOUNT OF
TO BE REGISTERED       TO BE REGISTERED     PER SHARE (1)          PRICE (1)(2)      REGISTRATION FEE (1)(2)
------------------------------------------------------------------------------------------------------------

Common Stock, par
value $0.001 per share  1,163,660 shares       $0.01               $11,636.60               $2.78
------------------------------------------------------------------------------------------------------------

(1)    Pursuant to Rule  457(h)(1)  of the  Securities  Exchange  Act of 1934,  the  proposed  maximum offering price per share,  proposed maximum aggregate offering price and amount of registration fee were  computed  based  upon the  average of the high and low prices of the shares of Common
       Stock on January 18, 2002.

                                     PART I


                          INFORMATION REQUIRED IN THIS
                            SECTION 10(a) PROSPECTUS

      The documents containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Act"). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Act.


                                     PART II


                          INFORMATION REQUIRED IN THIS
                             REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.
         ---------------------------------------

      The following documents have been previously filed by Urbana.ca, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") and are hereby incorporated by reference into this Registration Statement as of their respective dates:

            (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000 filed with the Commission on March 30, 2001.

            (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred to in (a) above.

            (c) The description of the Company's Common Stock contained in its Registration Statement on Form SB-2 filed with the Commission on October 2, 2001, as amended, pursuant to the Act, including any amendment or report filed for the purpose of updating such description.

      All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of the filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document that is incorporated by reference into this Registration Statement or by any document that constitutes part of the prospectus relating to the consulting agreements that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended.


ITEM 4.  DESCRIPTION OF SECURITIES.
         -------------------------

      Not Applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.
         --------------------------------------

      Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.
         -----------------------------------------


LIMITATION OF LIABILITY

      No director of the Company will have personal liability to the Company or any of its stockholders for monetary damages for breach of fiduciary duty as a director or officers involving any act or omission of any such director or officer, unless it involves such things as a breach of the director's duty of loyalty to the Company or its stockholders; acts of omissions not in good faith or, which involve intentional misconduct or a knowing violation of law; the payment of dividends in violation of Nevada law; or for any transaction from which the director derived an improper personal benefit.


INDEMNIFICATION

      The bylaws of the Company provide that any person who is a legal representative, or officer or director of the Company is to be indemnified and held harmless against all expenses, liability and loss (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the Company as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Company.

      The board of directors may cause the Company to purchase and maintain insurance on behalf of any person who is or who was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Company would have the power to indemnify such person.


NEVADA LAWS

      Nevada Revised Statutes 78.7502, 751, and 752 have similar provisions that provide for discretionary and mandatory indemnification of officers, directors, employees, and agents of a corporation. Under these provisions, such persons may be indemnified by a corporation against expenses, including attorney's fees, judgment, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with the action, suit or proceeding, if he acted in good faith and in a manner which he reasonably believed to be in or opposed to the best interests of the corporation and with respect to any criminal action or proceeding, had not reasonable cause to any action, suit or proceeding, had not reasonable cause to believe his conduct was unlawful.

      To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter, he must be indemnified by a corporation against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense.

      Any indemnification, unless ordered by a court or advanced by a corporation, must be made only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

        o     By the stockholders;

        o By the board of directors by majority vote of a quorum consisting of directors who were not parties to that act, suit or proceeding;

        o If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or

        o If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion;

        o Expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by a corporation.

      To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, a corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.


SEC POSITION ON INDEMNIFICATION

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.
         -----------------------------------

      Not applicable.

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Item 8.  Exhibits.
EXHIBIT NO.     DESCRIPTION                                   LOCATION
-----------     ------------------------------                --------

4.1             Consulting Agreement dated as of November     Provided herewith
                14, 2001 between Urbana.ca, Inc. and Brian
                Faulkner

4.2             Consulting Agreement dated as of November     Provided herewith
                26, 2001 between Urbana.ca, Inc. and Steven
                Gray

4.3             Consulting Agreement dated as of November     Provided herewith
                26, 2001 between Urbana.ca, Inc. and Lynn
                Coverdale

4.4             Consulting Agreement dated as of November     Provided herewith
                26, 2001 between Urbana.ca, Inc. and Kim
                Kimatrai


4.5             Consulting Agreement dated as of November     Provided herewith
                26, 2001 between Urbana.ca, Inc. and Mike
                Pelletier

4.6             Consulting Agreement dated as of November     Provided herewith
                26, 2001 between Urbana.ca, Inc. and Greg
                Harrold

4.7             Consulting Agreement dated as of November     Provided herewith
                26, 2001 between Urbana.ca, Inc. and Ed
                Dean

4.8             Consulting Agreement dated as of November     Provided herewith
                26, 2001 between Urbana.ca, Inc. and Chris
                Forsyth

4.9             Consulting Agreement dated as of November     Provided herewith
                26, 2001 between Urbana.ca, Inc. and Ken
                Rastin

4.10            Consulting Agreement dated as of November     Provided herewith
                26, 2001 between Urbana.ca, Inc. and Darcy
                Davis

4.11            Consulting Agreement dated as of November     Provided herewith
                26, 2001 between Urbana.ca, Inc. and Martin
                Parrest

5.1             Opinion of Kirkpatrick & Lockhart LLP re:     Provided herewith
                legality

23.1            Consent of Kirkpatrick & Lockhart LLP         Incorporated by reference to Exhibit 5.1 of this
                                                              Registration Statement, which contains the consent of
                                                              Kirkpatrick & Lockhart LLP

23.2            Consent of LaBonte & Co.                      Provided herewith

24.1            Power of Attorney                             Incorporated by reference to the signature page of this
                                                              Registration Statement on Form S-8
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



ITEM 9.  UNDERTAKINGS.
         ------------

      (a)   The undersigned registrant will:

            (1) File, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

                    (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act");

                    (ii) Reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                    (iii) Include any additional or changed material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

            PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

            (2) For purposes of determining any liability under the Act, treat each post-effective amendment as a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Articles 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

      (d) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on January 18, 2002.


                                           URBANA.CA, INC.

                                           By:   /s/ David M. Groves
                                                 -------------------------------------------------
                                           Printed Name:     David M. Groves
                                           Title:            President and Chief Executive Officer

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David M. Groves, his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated, which together constitute a majority of the board of directors of the Company.

Date: January 18, 2002                        By:/s/ David M. Groves
                                                 ------------------------------------
                                              Name:  David M. Groves
                                              Title:    President, Chief
                                              Executive Officer
                                              and Director


Date: January 18, 2002                        By:/s/ Robert S. Tyson
                                                 ------------------------------------
                                              Name:  Robert S. Tyson
                                              Title:  Vice President,
                                              Secretary and
                                              Director (Principal Financial and
                                              Accounting Officer)

Date: January 18, 2002                        By:/s/ Henry Tyler
                                                 ------------------------------------
                                              Name:  Henry Tyler
                                              Title:  Vice President, Electronic Bill
                                              Presentment, and Director
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